ALEXANDER & BALDWIN, INC. EXCESS BENEFITS PLAN
AMENDMENT NO. 1

The Alexander & Baldwin, Inc. Excess Benefits Plan, as amended and restated effective November 1, 2023 (the "Plan"), is hereby amended effective January 1, 2026, as follows:

1.Item 3 of Appendix A to the Plan shall be amended to state in its entirety as follows:
    "3. The effective marginal tax rate is 39% and will remain at that rate in future years, unless changed by amendment to this Plan.”

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment No. 1 to the Plan to be executed by its duly authorized officers on this 29th day of October, 2025.

ALEXANDER & BALDWIN, INC.

By:	/s/ Derek Kanehira
Its Senior Vice President

By:	/s/ Alyson J. Nakamura
Its Vice President & Secretary